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Exhibit 99
Woodward Governor Company
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


We hereby certify that the accompanying Report of Woodward Governor Company on Form 10-Q for the six months ended March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Woodward Governor Company.

A signed original of this written statement required by Section 906 has been provided to Woodward and will be retained by Woodward and furnished to the Securities and Exchange Commission on its staff upon request


/s/ John A. Halbrook                         /s/ Stephen P. Carter
-------------------------                    ------------------------
   John A. Halbrook                             Stephen P. Carter
   President and Chief                          Executive Vice President, Chief
   Executive Officer                            Financial Officer and Treasurer